Exhibit 1.01

Luminex Corporation
Conflict Minerals Report
For The Year Ended December 31, 2019

This report for the year ended December 31, 2019 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the Rule). For the purposes of the required good faith reasonable country of origin inquiry (RCOI), Luminex continued to receive supply chain responses through April 30, 2020. The Rule was adopted by the Securities and Exchange Commission (SEC) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals which are necessary to the functionality or production of their products. Conflict minerals are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are currently limited to tin, tantalum and tungsten (3TG). These requirements apply to registrants regardless of the geographic origin of the conflict minerals and whether or not they fund armed conflict.

If a registrant can establish that the conflict minerals originated from sources other than the Democratic Republic of the Congo (DRC) or an adjoining country (the Covered Countries), or did come from recycled and scrap sources, they must submit a Form SD which describes the RCOI completed.

If a registrant has reason to believe that any of the conflict minerals in their supply chain may have originated in the Covered Countries, or if they are unable to determine the country of origin of those conflict minerals, then the registrant must exercise due diligence on the conflict minerals’ source and chain of custody that conforms to a nationally or internationally recognized framework. The registrant must annually file a report, a Conflict Minerals Report (CMR), with the SEC that includes a description of those due diligence measures.

As permitted by applicable guidance of the SEC, Luminex has not obtained an independent private sector audit of this report within the meaning of the Rule.

1. Company Overview

This report has been prepared by Luminex Corporation (herein referred to as “Luminex,” the “Company,” “we,” “us,” or “our”) and (except as otherwise specified herein) includes the activities of all subsidiaries that are required to be consolidated.

Luminex develops, manufactures and sells proprietary biological testing technologies and products with applications throughout the life sciences and diagnostics industries. These industries depend on a broad range of tests, called bioassays, to perform diagnostic tests and conduct life science research.

2. Products Overview

Luminex products are classified in the following categories: instruments, consumables, assays and reagents. We conducted an internal analysis of our products and found that conflict minerals are found in our instruments and assays. Our internal analysis determined that our consumables and reagents do not contain conflict minerals as they are made up of reagent grade or better chemicals and biological reagents not intentionally containing conflict minerals and they could contain only trace amounts of conflict minerals as a contaminant.

3. Supply Chain Overview

Luminex relies upon our suppliers to provide information on the origin of the 3TG contained in components and materials supplied to us, including sources of 3TG that are supplied to them from sub-tier suppliers. Our suppliers are requested to provide the 3TG sourcing information to us per our Conflict Minerals Policy.

In addition, we have performed an appropriate assessment of our instrument components, and the role that suppliers play throughout our manufacturing processes. We defined the scope of our conflict minerals due diligence by identifying, and using a third party service provider to reach out to our current suppliers that provide instrument and assay components or assemblies. We adopted the standard conflict minerals reporting templates established by the Responsible Minerals Initiative (formerly Conflict-Free Sourcing Initiative) (RMI), and using a third party service provider, delivered our conflict minerals due diligence communication survey to these suppliers.

We have historically purchased many of the components and raw materials used in our products from numerous suppliers worldwide. As we do not source directly from smelters or mines, we are working with our suppliers and third party service providers to understand the sources of the metals contained in our products. We rely upon our direct suppliers and third party service providers to provide information on the origin of the 3TG contained in instrument and assay components and materials supplied to us - including sources of 3TG that are supplied to them from their upstream supply chain sources. Contracts with our suppliers are frequently in force for three to five years or more and we cannot unilaterally impose new contract terms and flow-down requirements. As we enter into new contracts, or our contracts renew, we are seeking to add provisions that require suppliers to provide information about the source of conflict minerals and smelters. It will take a number of years to implement appropriate flow-down clauses in our supplier contracts. In the meantime, as described below, we are working with suppliers and third party service providers to obtain 3TG sourcing information.

4. RCOI

We conducted an assessment of our products and found that 3TG substances can be found in Luminex’s instruments such as our ARIES®, LX 100/200™, FLEXMAP 3D®, MAGPIX® and Verigene® products, including Verigene assays, herein referred to as our “Covered Products”. Based upon our due diligence efforts, we do not have sufficient information to conclusively determine the countries of origin of all of the 3TG in our Covered Products. However, based on the information provided by our suppliers, we have reason to believe that some of the 3TG contained in our Covered Products may have originated from Covered Countries or may not be from recycled or scrap sources.

In accordance with the Organization for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (OECD Guidance) and the Rule, this report is publicly available on our website at www.luminexcorp.com/about-luminex/corporate-responsibility/.

5. Design of Due Diligence

Our due diligence measures have been designed to conform, in all material respects, with the five-step internationally recognized framework in OECD Guidance and the related supplements for 3TG. The subsections below describe our due diligence process based on the OECD Guidance.

Step 1: Establish Strong Company Management Systems

Luminex has adopted a Conflict Minerals Policy, which is posted on our website at www.luminexcorp.com/about-luminex/corporate-responsibility/.

Internal Team

Luminex has established a management system for conflict minerals that is led by the CFO and Vice President of Global Quality Assurance and Regulatory Affairs as well as executive-level representatives and a team of individuals from relevant functions such as quality assurance, purchasing, document control, IT, and manufacturing engineering. This team is responsible for implementing our conflict minerals compliance strategy. Senior management is briefed about the results of our due diligence efforts on a periodic basis.

Control Systems

Controls include, but are not limited to, our Code of Conduct, which outlines expected behaviors for all Luminex employees and our requests that suppliers provide us with conflict mineral information, including the completion of the RMI Conflict Minerals Reporting Template (the RMI CMRT Template).

Supplier Engagement

With respect to the OECD due diligence guidance to strengthen engagement with suppliers, we are utilizing a third party servicer provider and our Purchasing department to contact suppliers in a supporting role to our Quality Assurance and Regulatory department. We have developed a supplier communication package to educate our suppliers of the information required of them. As we enter into new contracts, or our contracts renew, we seek to add provisions that require suppliers to provide information about the source of conflict minerals.

As we do not typically have a direct relationship with 3TG smelters and refiners, we are engaged and actively cooperate with other manufacturers. We rely upon the following industry-wide initiatives to disclose upstream actors in the supply chain: RMI, the ITRI Tin Supply Chain Initiative (iTSCi) and the Public Private Alliance for Responsible Minerals Trade (PPA).

Grievance Mechanism

We have multiple longstanding grievance mechanisms whereby employees and suppliers can report violations of Luminex’s policies. Our Technical Support department receives complaints and inquiries from customers, suppliers and partners for all Luminex supported products. Technical Support documents all customer communications, triages complaints as required, and leads investigations for issue resolution.

Maintain Records

We have a policy to retain relevant records. Luminex uses a third party service provider’s database at this time to maintain reviewable business records.

Luminex has implemented PLM Product Governance and Compliance software to manage and retain compliance data related to conflict minerals utilizing both internal and external resources. This will also allow Luminex to show the long-term evolution and improvement of its program to its shareholders.

Step 2: Identify and Assess Risk in the Supply Chain

Because of our size, the complexity of our products, and the depth, breadth, and constant evolution of our supply chain, it is difficult to identify actors upstream from our direct suppliers. We have identified over 171 direct and indirect instrument and assay component suppliers. We rely upon these suppliers, whose components may contain 3TG, to provide us with information about the source of any conflict minerals contained in the components supplied to us. Both our direct and indirect suppliers are similarly reliant upon information provided by their suppliers. Many of the largest suppliers are also SEC registrants and subject to the Rule. When we identify a risk in the supply chain, we will generally engage with our direct supplier and develop a time frame in which the risk can be mitigated, which may include taking appropriate steps to transition procurement from a different supplier.

Step 3: Design and Implement a Strategy to Respond to Risks

In response to this risk assessment, Luminex has instituted a risk management plan, through which risks are identified and mitigations developed. The conflict minerals program is implemented, managed and monitored through the RCOI due diligence plan.

As described above, we utilize many upstream resources in the following industry-wide initiatives to disclose upstream actors in the supply chain, including the Electronics Industry Citizenship Coalition-Global e-Sustainability Initiative (EICC-GeSI), RMI, the iTSCi and the PPA.

As part of our risk management plan, we have contracted with a third party service provider to use their software and services to conduct our RCOI. For 2019, these services involved sending the RMI CMRT Template to our instrument and assay component direct and indirect suppliers. The RMI CMRT Template contains instructions, definitions and a questionnaire that must be completed by an appropriate supplier representative. We communicate with our suppliers whom we have reason to believe are supplying us with 3TG from sources that may support conflict in the DRC or any adjoining country to establish an alternative source of 3TG that does not support such conflict, as provided in the OECD guidance. To date, we have found no instances where it determined to be necessary to terminate a contract or find a replacement supplier in response to our RCOI.

Step 4: Carry out Independent Third Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

In connection with our due diligence, we used information made available by the RMI concerning independent third-party audits of smelters and refiners but did not, and are not required to, obtain our own independent private sector audit of this report.

Step 5: Report on Supply Chain Due Diligence

In accordance with the OECD Guidance and the Rule, this report is publicly available on our website at www.luminexcorp.com/about-luminex/corporate-responsibility/.

6. Due Diligence Process and Results

Request Information

Through our use of a third party service provider’s software and services, we conducted a survey of those suppliers described above using the RMI CMRT Template. The RMI CMRT Template includes questions regarding a company’s conflict-free policy, engagement with its direct suppliers, and a listing of the smelters its suppliers use. In addition, the RMI CMRT Template contains questions about the origin of conflict minerals included in a company’s products, as well as supplier due diligence. Written instructions and recorded training videos illustrating the use of the tool are available on RMI website.

Survey Responses

Luminex surveyed our identified instrument and assay component suppliers. Through our third party service provider, we received responses from approximately 92% of the suppliers surveyed. Our third party service provider reviewed the responses against criteria developed to determine which responses required further engagement with our suppliers. These criteria included untimely or incomplete responses as well as inconsistencies within the data reported in the RMI CMRT Template. In the future, we, along with our third party service provider, will work directly with these suppliers to provide revised responses.

A majority of the responses received provided data at a company or divisional level. Some were unable to specify all the smelters or refiners used for components supplied to Luminex. With the exception of a few suppliers, we are unable to determine whether any of the conflict minerals reported by the suppliers were contained in components or parts supplied to us or to validate that any of these smelters or refiners are actually in our supply chain.

Efforts to determine mine or location of origin

Through our use of guidance proposed by RMI and iTSCi, the OECD implementation programs, and requesting our suppliers to complete the RMI CMRT Template, we have determined that seeking information about 3TG smelters and refiners in our supply chain represents a reasonable process to determine the mines or locations of origin of the 3TG in our supply chain.

Smelters or Refiners

Supplier responses included the names of 686 entities listed by our suppliers as smelters or refiners. Approximately 46% of the entities listed by our suppliers as smelters or refiners were unable to be validated as in fact being smelters or refiners. Luminex believes that, to the extent reasonably determinable by Luminex, the facilities that were used to process the 3TG contained in the Covered Products included 315 facilities that were listed in the RMI CMRT Template as “known smelters or refineries,” or in the United States Department of Commerce’s global list of “all known conflict mineral processing facilities worldwide” (collectively, Known Smelters or Refineries). Of these 315 Known Smelters or Refineries, 230 had received a “conflict free” designation from an independent third party audit program as of April 30, 2020. Based on these due diligence efforts, Luminex does not have sufficient information to determine all the facilities used to process necessary 3TG or to determine the mines or countries of origin of the 3TG contained in all of the Covered Products or whether the 3TG in all of the Covered Products are from recycled or scrap sources. Luminex continues to work with suppliers throughout its supply chain to re-validate, improve, and refine their reported information, taking into account supply chain fluctuations and other changes in status or scope and relationships over time.

Luminex believes that, to the extent reasonably determinable, the facilities that were used to process the 3TG contained in the Covered Products included the smelters and refiners listed in the table below. This table includes only facilities that are Known Smelters or Refineries. RMAP Compliant indicates smelters or refiners that are conformant with the Responsible Mineral Assurance Process standards. Smelters or refiners with a “re-audit in process” are still considered RMAP compliant.

Mineral	Smelter ID	Smelter Name	Location	Smelter Class
Gold	CID003424	Eco-System Recycling Co., Ltd. North Plant	JAPAN	RMAP Compliant
Gold	CID003425	Eco-System Recycling Co., Ltd. West Plant	JAPAN	RMAP Compliant
Gold	CID000015	Advanced Chemical Company	UNITED STATES OF AMERICA	RMAP Compliant
Gold	CID000019	Aida Chemical Industries Co., Ltd.	JAPAN	RMAP Compliant
Gold	CID000035	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	RMAP Compliant
Gold	CID000041	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	RMAP Compliant
Gold	CID000058	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	RMAP Compliant
Gold	CID000077	Argor-Heraeus S.A.	SWITZERLAND	RMAP Compliant
Gold	CID000082	Asahi Pretec Corp.	JAPAN	RMAP Compliant
Gold	CID000090	Asaka Riken Co., Ltd.	JAPAN	RMAP Compliant
Gold	CID000103	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	Known
Gold	CID000113	Aurubis AG	GERMANY	RMAP Compliant
Gold	CID000128	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	RMAP Compliant
Gold	CID000157	Boliden AB	SWEDEN	RMAP Compliant
Gold	CID000176	C. Hafner GmbH + Co. KG	GERMANY	RMAP Compliant
Gold	CID000180	Caridad	MEXICO	Known
Gold	CID000185	CCR Refinery - Glencore Canada Corporation	CANADA	RMAP Compliant
Gold	CID000189	Cendres + Metaux S.A.	SWITZERLAND	RMAP Compliant
Gold	CID000197	Yunnan Copper Industry Co., Ltd.	CHINA	Known
Gold	CID000233	Chimet S.p.A.	ITALY	RMAP Compliant
Gold	CID000264	Chugai Mining	JAPAN	Known
Gold	CID000328	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	RMAP Compliant
Gold	CID000343	Daye Non-Ferrous Metals Mining Ltd.	CHINA	Known
Gold	CID000359	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	RMAP Compliant
Gold	CID000362	DODUCO Contacts and Refining GmbH	GERMANY	RMAP Compliant
Gold	CID000401	Dowa	JAPAN	RMAP Compliant
Gold	CID000425	Eco-System Recycling Co., Ltd.	JAPAN	RMAP Compliant
Gold	CID000493	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	RMAP Compliant
Gold	CID000522	Refinery of Seemine Gold Co., Ltd.	CHINA	Known
Gold	CID000651	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	Known
Gold	CID000671	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	Known
Gold	CID000689	HeeSung Metal Ltd.	KOREA, REPUBLIC OF	Known
Gold	CID000694	Heimerle + Meule GmbH	GERMANY	RMAP Compliant
Gold	CID000707	Heraeus Metals Hong Kong Ltd.	CHINA	RMAP Compliant
Gold	CID000711	Heraeus Precious Metals GmbH & Co. KG	GERMANY	RMAP Compliant
Gold	CID000767	Hunan Chenzhou Mining Co., Ltd.	CHINA	Known
Gold	CID000778	HwaSeong CJ Co., Ltd.	KOREA, REPUBLIC OF	Known

Mineral	Smelter ID	Smelter Name	Location	Smelter Class
Gold	CID000801	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	RMAP Compliant
Gold	CID000807	Ishifuku Metal Industry Co., Ltd.	JAPAN	RMAP Compliant
Gold	CID000814	Istanbul Gold Refinery	TURKEY	RMAP Compliant
Gold	CID000823	Japan Mint	JAPAN	RMAP Compliant
Gold	CID000855	Jiangxi Copper Co., Ltd.	CHINA	RMAP Compliant
Gold	CID000920	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	RMAP Compliant
Gold	CID000924	Asahi Refining Canada Ltd.	CANADA	RMAP Compliant
Gold	CID000927	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	Known
Gold	CID000929	JSC Uralelectromed	RUSSIAN FEDERATION	RMAP Compliant
Gold	CID000937	JX Nippon Mining & Metals Co., Ltd.	JAPAN	RMAP Compliant
Gold	CID000956	Kazakhmys Smelting LLC	KAZAKHSTAN	Known
Gold	CID000957	Kazzinc	KAZAKHSTAN	RMAP Compliant
Gold	CID000969	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	RMAP Compliant
Gold	CID000981	Kojima Chemicals Co., Ltd.	JAPAN	RMAP Compliant
Gold	CID001029	Kyrgyzaltyn JSC	KYRGYZSTAN	RMAP Compliant
Gold	CID001032	L'azurde Company For Jewelry	SAUDI ARABIA	Known
Gold	CID001056	Lingbao Gold Co., Ltd.	CHINA	Known
Gold	CID001058	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	Known
Gold	CID001078	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	RMAP Compliant
Gold	CID001093	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	Known
Gold	CID001113	Materion	UNITED STATES OF AMERICA	RMAP Compliant
Gold	CID001119	Matsuda Sangyo Co., Ltd.	JAPAN	RMAP Compliant
Gold	CID001147	Metalor Technologies (Suzhou) Ltd.	CHINA	RMAP Compliant
Gold	CID001149	Metalor Technologies (Hong Kong) Ltd.	CHINA	RMAP Compliant
Gold	CID001152	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	RMAP Compliant
Gold	CID001153	Metalor Technologies S.A.	SWITZERLAND	RMAP Compliant
Gold	CID001157	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	RMAP Compliant
Gold	CID001161	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	RMAP Compliant
Gold	CID001188	Mitsubishi Materials Corporation	JAPAN	RMAP Compliant
Gold	CID001193	Mitsui Mining and Smelting Co., Ltd.	JAPAN	RMAP Compliant
Gold	CID001204	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	RMAP Compliant
Gold	CID001220	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	RMAP Compliant
Gold	CID001236	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Known
Gold	CID001259	Nihon Material Co., Ltd.	JAPAN	RMAP Compliant
Gold	CID001325	Ohura Precious Metal Industry Co., Ltd.	JAPAN	RMAP Compliant
Gold	CID001326	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	RMAP Compliant
Gold	CID001352	PAMP S.A.	SWITZERLAND	RMAP Compliant

Mineral	Smelter ID	Smelter Name	Location	Smelter Class
Gold	CID001362	Penglai Penggang Gold Industry Co., Ltd.	CHINA	Known
Gold	CID001386	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	RMAP Compliant
Gold	CID001397	PT Aneka Tambang (Persero) Tbk	INDONESIA	RMAP Compliant
Gold	CID001498	PX Precinox S.A.	SWITZERLAND	RMAP Compliant
Gold	CID001512	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	RMAP Compliant
Gold	CID001534	Royal Canadian Mint	CANADA	RMAP Compliant
Gold	CID001546	Sabin Metal Corp.	UNITED STATES OF AMERICA	Known
Gold	CID001555	Samduck Precious Metals	KOREA, REPUBLIC OF	RMAP Compliant
Gold	CID001562	Samwon Metals Corp.	KOREA, REPUBLIC OF	Known
Gold	CID001585	SEMPSA Joyeria Plateria S.A.	SPAIN	RMAP Compliant
Gold	CID001619	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	Known
Gold	CID001622	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	RMAP Compliant
Gold	CID001736	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	RMAP Compliant
Gold	CID001756	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	RMAP Compliant
Gold	CID001761	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	RMAP Compliant
Gold	CID001798	Sumitomo Metal Mining Co., Ltd.	JAPAN	RMAP Compliant
Gold	CID001875	Tanaka Kikinzoku Kogyo K.K.	JAPAN	RMAP Compliant
Gold	CID001909	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	Known
Gold	CID001916	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	RMAP Compliant
Gold	CID001938	Tokuriki Honten Co., Ltd.	JAPAN	RMAP Compliant
Gold	CID001947	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	Known
Gold	CID001955	Torecom	KOREA, REPUBLIC OF	RMAP Compliant
Gold	CID001977	Umicore Brasil Ltda.	BRAZIL	RMAP Compliant
Gold	CID001980	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	RMAP Compliant
Gold	CID001993	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	RMAP Compliant
Gold	CID002003	Valcambi S.A.	SWITZERLAND	RMAP Compliant
Gold	CID002030	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	RMAP Compliant
Gold	CID002100	Yamakin Co., Ltd.	JAPAN	RMAP Compliant
Gold	CID002129	Yokohama Metal Co., Ltd.	JAPAN	RMAP Compliant
Gold	CID002224	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	RMAP Compliant
Gold	CID002243	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	RMAP Compliant
Gold	CID002282	Morris and Watson	NEW ZEALAND	Known
Gold	CID002290	SAFINA A.S.	CZECH REPUBLIC	Known
Gold	CID002312	Guangdong Jinding Gold Limited	CHINA	Known
Gold	CID002314	Umicore Precious Metals Thailand	THAILAND	RMAP Compliant
Gold	CID002459	Geib Refining Corporation	UNITED STATES OF AMERICA	Known
Gold	CID002509	MMTC-PAMP India Pvt., Ltd.	INDIA	RMAP Compliant

Mineral	Smelter ID	Smelter Name	Location	Smelter Class
Gold	CID002511	KGHM Polska Miedz Spolka Akcyjna	POLAND	Known
Gold	CID002515	Fidelity Printers and Refiners Ltd.	ZIMBABWE	Known
Gold	CID002516	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	RMAP Compliant
Gold	CID002560	Al Etihad Gold LLC	UNITED ARAB EMIRATES	RMAP Compliant
Gold	CID002561	Emirates Gold DMCC	UNITED ARAB EMIRATES	RMAP Compliant
Gold	CID002563	Kaloti Precious Metals	UNITED ARAB EMIRATES	Known
Gold	CID002567	Sudan Gold Refinery	SUDAN	Known
Gold	CID002580	T.C.A S.p.A	ITALY	RMAP Compliant
Gold	CID002582	Remondis Argentia B.V.	Netherlands	Known
Gold	CID002587	Tony Goetz NV	BELGIUM	Known
Gold	CID002605	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	RMAP Compliant
Gold	CID002606	Marsam Metals	BRAZIL	Known
Gold	CID002615	TOO Tau-Ken-Altyn	KAZAKHSTAN	Known
Gold	CID002708	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	Known
Gold	CID002761	SAAMP	FRANCE	Known
Gold	CID002762	L'Orfebre S.A.	ANDORRA	Known
Gold	CID002763	8853 S.p.A.	ITALY	RMAP Compliant
Gold	CID002765	Italpreziosi	ITALY	Known
Gold	CID002777	SAXONIA Edelmetalle GmbH	GERMANY	RMAP Compliant
Gold	CID002778	WIELAND Edelmetalle GmbH	GERMANY	RMAP Compliant
Gold	CID002779	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	RMAP Compliant
Gold	CID002850	AU Traders and Refiners	SOUTH AFRICA	RMAP Compliant
Gold	CID002852	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	Known
Gold	CID002853	Sai Refinery	INDIA	Known
Gold	CID002857	Modeltech Sdn Bhd	MALAYSIA	Known
Gold	CID002863	Bangalore Refinery	INDIA	Known
Gold	CID002865	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	Known
Gold	CID002866	Morris and Watson Gold Coast	AUSTRALIA	Known
Gold	CID002867	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	Known
Gold	CID002872	Pease & Curren	UNITED STATES OF AMERICA	Known
Gold	CID002918	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	Known
Gold	CID002919	Planta Recuperadora de Metales SpA	CHILE	Known
Gold	CID002973	Safimet S.p.A	ITALY	Known
Gold	CID003153	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	Known
Gold	CID003185	African Gold Refinery	UGANDA	Known
Gold	CID003189	NH Recytech Company	KOREA, REPUBLIC OF	Known
Gold	CID003195	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	Known
Gold	CID003324	QG Refining, LLC	UNITED STATES OF AMERICA	Known
Gold	CID003348	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	Known
Gold	CID003382	CGR Metalloys Pvt Ltd.	INDIA	Known
Gold	CID003383	Sovereign Metals	INDIA	Known
Tantalum	CID000211	Changsha South Tantalum Niobium Co., Ltd.	CHINA	RMAP Compliant

Mineral	Smelter ID	Smelter Name	Location	Smelter Class
Tantalum	CID000291	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	RMAP Compliant
Tantalum	CID000456	Exotech Inc.	UNITED STATES OF AMERICA	RMAP Compliant
Tantalum	CID000460	F&X Electro-Materials Ltd.	CHINA	RMAP Compliant
Tantalum	CID000616	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	RMAP Compliant
Tantalum	CID000914	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	RMAP Compliant
Tantalum	CID000917	Jiujiang Tanbre Co., Ltd.	CHINA	RMAP Compliant
Tantalum	CID001076	LSM Brasil S.A.	BRAZIL	RMAP Compliant
Tantalum	CID001163	Metallurgical Products India Pvt., Ltd.	INDIA	RMAP Compliant
Tantalum	CID001175	Mineracao Taboca S.A.	BRAZIL	RMAP Compliant
Tantalum	CID001200	NPM Silmet AS	ESTONIA	RMAP Compliant
Tantalum	CID001277	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	RMAP Compliant
Tantalum	CID001508	QuantumClean	UNITED STATES OF AMERICA	RMAP Compliant
Tantalum	CID001522	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	RMAP Compliant
Tantalum	CID001769	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	RMAP Compliant
Tantalum	CID001869	Taki Chemical Co., Ltd.	JAPAN	RMAP Compliant
Tantalum	CID001891	Telex Metals	UNITED STATES OF AMERICA	RMAP Compliant
Tantalum	CID001969	Ulba Metallurgical Plant JSC	KAZAKHSTAN	RMAP Compliant
Tantalum	CID002492	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	RMAP Compliant
Tantalum	CID002504	D Block Metals, LLC	UNITED STATES OF AMERICA	RMAP Compliant
Tantalum	CID002505	FIR Metals & Resource Ltd.	CHINA	RMAP Compliant
Tantalum	CID002506	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	RMAP Compliant
Tantalum	CID002508	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	RMAP Compliant
Tantalum	CID002512	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	RMAP Compliant
Tantalum	CID002539	KEMET Blue Metals	MEXICO	RMAP Compliant
Tantalum	CID002544	H.C. Starck Co., Ltd.	THAILAND	RMAP Compliant
Tantalum	CID002545	H.C. Starck Tantalum and Niobium GmbH	GERMANY	RMAP Compliant
Tantalum	CID002547	H.C. Starck Hermsdorf GmbH	GERMANY	RMAP Compliant
Tantalum	CID002548	H.C. Starck Inc.	UNITED STATES OF AMERICA	RMAP Compliant
Tantalum	CID002549	H.C. Starck Ltd.	JAPAN	RMAP Compliant
Tantalum	CID002550	H.C. Starck Smelting GmbH & Co. KG	GERMANY	RMAP Compliant
Tantalum	CID002557	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	RMAP Compliant
Tantalum	CID002558	Global Advanced Metals Aizu	JAPAN	RMAP Compliant
Tantalum	CID002568	KEMET Blue Powder	UNITED STATES OF AMERICA	RMAP Compliant
Tantalum	CID002707	Resind Industria e Comercio Ltda.	BRAZIL	RMAP Compliant
Tantalum	CID002842	Jiangxi Tuohong New Raw Material	CHINA	RMAP Compliant
Tantalum	CID002847	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF	RMAP Compliant
Tantalum	CID003191	Jiujiang Janny New Material Co., Ltd.	CHINA	RMAP Compliant

Mineral	Smelter ID	Smelter Name	Location	Smelter Class
Tantalum	CID003402	CP Metals Inc.	UNITED STATES OF AMERICA	Known
Tin	CID000228	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	RMAP Compliant
Tin	CID000292	Alpha	UNITED STATES OF AMERICA	RMAP Compliant
Tin	CID000306	CV Gita Pesona	INDONESIA	RMAP Compliant
Tin	CID000309	PT Aries Kencana Sejahtera	INDONESIA	RMAP Compliant
Tin	CID000313	PT Premium Tin Indonesia	INDONESIA	RMAP Compliant
Tin	CID000315	CV United Smelting	INDONESIA	RMAP Compliant
Tin	CID000438	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	RMAP Compliant
Tin	CID000448	Estanho de Rondonia S.A.	BRAZIL	Known
Tin	CID000468	Fenix Metals	POLAND	RMAP Compliant
Tin	CID000538	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	RMAP Compliant
Tin	CID000555	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	Known
Tin	CID000760	Huichang Jinshunda Tin Co., Ltd.	CHINA	Known
Tin	CID000942	Gejiu Kai Meng Industry and Trade LLC	CHINA	RMAP Compliant
Tin	CID001070	China Tin Group Co., Ltd.	CHINA	RMAP Compliant
Tin	CID001105	Malaysia Smelting Corporation (MSC)	MALAYSIA	RMAP Compliant
Tin	CID001142	Metallic Resources, Inc.	UNITED STATES OF AMERICA	RMAP Compliant
Tin	CID001231	Jiangxi New Nanshan Technology Ltd.	CHINA	Known
Tin	CID001314	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	RMAP Compliant
Tin	CID001337	Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)	RMAP Compliant
Tin	CID001399	PT Artha Cipta Langgeng	INDONESIA	RMAP Compliant
Tin	CID001402	PT Babel Inti Perkasa	INDONESIA	RMAP Compliant
Tin	CID001406	PT Babel Surya Alam Lestari	INDONESIA	RMAP Compliant
Tin	CID001419	PT Bangka Tin Industry	INDONESIA	RMAP Compliant
Tin	CID001421	PT Belitung Industri Sejahtera	INDONESIA	RMAP Compliant
Tin	CID001428	PT Bukit Timah	INDONESIA	RMAP Compliant
Tin	CID001434	PT DS Jaya Abadi	INDONESIA	RMAP Compliant
Tin	CID001448	PT Karimun Mining	INDONESIA	RMAP Compliant
Tin	CID001453	PT Mitra Stania Prima	INDONESIA	RMAP Compliant
Tin	CID001457	PT Panca Mega Persada	INDONESIA	RMAP Compliant
Tin	CID001458	PT Prima Timah Utama	INDONESIA	RMAP Compliant
Tin	CID001460	PT Refined Bangka Tin	INDONESIA	RMAP Compliant
Tin	CID001463	PT Sariwiguna Binasentosa	INDONESIA	RMAP Compliant
Tin	CID001468	PT Stanindo Inti Perkasa	INDONESIA	RMAP Compliant
Tin	CID001471	PT Sumber Jaya Indah	INDONESIA	RMAP Compliant
Tin	CID001477	PT Timah (Persero) Tbk Kundur	INDONESIA	RMAP Compliant
Tin	CID001482	PT Timah (Persero) Tbk Mentok	INDONESIA	RMAP Compliant
Tin	CID001490	PT Tinindo Inter Nusa	INDONESIA	RMAP Compliant
Tin	CID001493	PT Tommy Utama	INDONESIA	RMAP Compliant
Tin	CID001539	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	RMAP Compliant

Mineral	Smelter ID	Smelter Name	Location	Smelter Class
Tin	CID001758	Soft Metais Ltda.	BRAZIL	RMAP Compliant
Tin	CID001898	Thaisarco	THAILAND	RMAP Compliant
Tin	CID001908	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Known
Tin	CID002036	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	RMAP Compliant
Tin	CID002158	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Known
Tin	CID002180	Yunnan Tin Company Limited	CHINA	RMAP Compliant
Tin	CID002455	CV Venus Inti Perkasa	INDONESIA	RMAP Compliant
Tin	CID002468	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	RMAP Compliant
Tin	CID002478	PT Tirus Putra Mandiri	INDONESIA	RMAP Compliant
Tin	CID002500	Melt Metais e Ligas S.A.	BRAZIL	RMAP Compliant
Tin	CID002503	PT ATD Makmur Mandiri Jaya	INDONESIA	RMAP Compliant
Tin	CID002517	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	RMAP Compliant
Tin	CID002530	PT Inti Stania Prima	INDONESIA	RMAP Compliant
Tin	CID002570	CV Ayi Jaya	INDONESIA	RMAP Compliant
Tin	CID002572	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	Known
Tin	CID002573	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	Known
Tin	CID002574	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	Known
Tin	CID002592	CV Dua Sekawan	INDONESIA	RMAP Compliant
Tin	CID002593	PT Rajehan Ariq	INDONESIA	RMAP Compliant
Tin	CID002703	An Vinh Joint Stock Mineral Processing Company	VIET NAM	Known
Tin	CID002756	Super Ligas	BRAZIL	Known
Tin	CID002773	Metallo Belgium N.V.	BELGIUM	RMAP Compliant
Tin	CID002774	Metallo Spain S.L.U.	SPAIN	RMAP Compliant
Tin	CID002776	PT Bangka Prima Tin	INDONESIA	RMAP Compliant
Tin	CID002816	PT Sukses Inti Makmur	INDONESIA	RMAP Compliant
Tin	CID002829	PT Kijang Jaya Mandiri	INDONESIA	RMAP Compliant
Tin	CID002834	Thai Nguyen Nonferrous Metal Co.	VIETNAM	RMAP Compliant
Tin	CID002835	PT Menara Cipta Mulia	INDONESIA	RMAP Compliant
Tin	CID002844	HuiChang Hill Tin Industry Co., Ltd.	CHINA	RMAP Compliant
Tin	CID002848	Gejiu Fengming Metallurgy Chemical Plant	CHINA	RMAP Compliant
Tin	CID002849	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	RMAP Compliant
Tin	CID003116	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	Known
Tin	CID003190	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	RMAP Compliant
Tin	CID003205	PT Bangka Serumpun	INDONESIA	RMAP Compliant
Tin	CID003208	Pongpipat Company Limited	MYANMAR	Known
Tin	CID003325	Tin Technology & Refining	UNITED STATES OF AMERICA	Known
Tin	CID003356	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	Known

Mineral	Smelter ID	Smelter Name	Location	Smelter Class
Tin	CID003379	Ma'anshan Weitai Tin Co., Ltd.	CHINA	Known
Tin	CID003397	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	RMAP Compliant
Tin	CID003409	Precious Minerals and Smelting Limited	INDIA	Known
Tin	CID003410	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA	Known
Tungsten	CID000004	A.L.M.T. TUNGSTEN Corp.	JAPAN	RMAP Compliant
Tungsten	CID000105	Kennametal Huntsville	UNITED STATES OF AMERICA	RMAP Compliant
Tungsten	CID000218	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	RMAP Compliant
Tungsten	CID000258	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	RMAP Compliant
Tungsten	CID000499	Fujian Jinxin Tungsten Co., Ltd.	CHINA	RMAP Compliant
Tungsten	CID000568	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	RMAP Compliant
Tungsten	CID000769	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	RMAP Compliant
Tungsten	CID000825	Japan New Metals Co., Ltd.	JAPAN	RMAP Compliant
Tungsten	CID000875	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	RMAP Compliant
Tungsten	CID000966	Kennametal Fallon	UNITED STATES OF AMERICA	RMAP Compliant
Tungsten	CID001889	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	RMAP Compliant
Tungsten	CID002044	Wolfram Bergbau und Hutten AG	AUSTRIA	RMAP Compliant
Tungsten	CID002082	Xiamen Tungsten Co., Ltd.	CHINA	RMAP Compliant
Tungsten	CID002095	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	RMAP Compliant
Tungsten	CID002313	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	Known
Tungsten	CID002315	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	RMAP Compliant
Tungsten	CID002316	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	RMAP Compliant
Tungsten	CID002317	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	RMAP Compliant
Tungsten	CID002318	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	RMAP Compliant
Tungsten	CID002319	Malipo Haiyu Tungsten Co., Ltd.	CHINA	RMAP Compliant
Tungsten	CID002320	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	RMAP Compliant
Tungsten	CID002321	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	RMAP Compliant
Tungsten	CID002494	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	RMAP Compliant
Tungsten	CID002513	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	RMAP Compliant
Tungsten	CID002541	H.C. Starck Tungsten GmbH	GERMANY	RMAP Compliant
Tungsten	CID002543	Masan Tungsten Chemical LLC (MTC)	VIET NAM	RMAP Compliant
Tungsten	CID002551	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	RMAP Compliant
Tungsten	CID002579	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	RMAP Compliant
Tungsten	CID002589	Niagara Refining LLC	UNITED STATES OF AMERICA	RMAP Compliant
Tungsten	CID002645	Ganzhou Haichuang Tungsten Industry Co., Ltd.	CHINA	Known

Mineral	Smelter ID	Smelter Name	Location	Smelter Class
Tungsten	CID002647	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	Known
Tungsten	CID002649	Hydrometallurg, JSC	RUSSIAN FEDERATION	RMAP Compliant
Tungsten	CID002724	Unecha Refractory metals plant	RUSSIAN FEDERATION	RMAP Compliant
Tungsten	CID002815	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	RMAP Compliant
Tungsten	CID002827	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	RMAP Compliant
Tungsten	CID002830	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	RMAP Compliant
Tungsten	CID002833	ACL Metais Eireli	BRAZIL	Known
Tungsten	CID002843	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	RMAP Compliant
Tungsten	CID002845	Moliren Ltd.	RUSSIAN FEDERATION	RMAP Compliant
Tungsten	CID003182	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	Known
Tungsten	CID003388	KGETS Co., Ltd.	REPUBLIC OF KOREA	RMAP Compliant
Tungsten	CID003401	Fujian Ganmin RareMetal Co., Ltd.	CHINA	Known
Tungsten	CID003407	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	RMAP Compliant
Tungsten	CID003408	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION	Known

7. Steps to Improve Due Diligence

We intend to take the following steps to continue to improve the due diligence conducted to mitigate risk that the necessary conflict minerals in our products could benefit armed groups in the DRC or adjoining countries:

a.Continue our efforts to include conflict minerals provisions in new or renewed supplier contracts.
b.Continue to engage with suppliers and direct them to training resources to attempt to increase the response rate and improve the content of the supplier survey responses.
c.Continue to engage any of our suppliers found to be supplying us with 3TG from sources that may support conflict in the DRC or any adjoining country to establish an alternative source of 3TG that does not support such conflict.
d.Continue to improve our best practices and build leverage over the supply chain in accordance with the OECD Guidance and other relevant trade associations.
e.Continue due diligence on new businesses acquired to assess the risk of conflict minerals in the acquired business supply chain.

Forward-looking Statements

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements made in this report, other than statements of historical fact, are forward-looking statements. You can identify these statements from use of the words “may,” “should,” “could,” “potential,” “continue,” “plan,” “forecast,” “estimate,” “project,” “believe,” “intent,” “anticipate,” “expect,” “target,” “is likely,” “will,” or the negative of these terms, and similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We believe that our expectations are based on reasonable assumptions. However, these forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from our expectations of future results, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on any forward-looking statements. Excepts as otherwise required by applicable laws, we undertake no obligation to publicly update or revise any forward-looking or other statements included in this report, whether as a result of new information, future events, changed circumstances or any other reason.